UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2022

AxonPrime Infrastructure Acquisition Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40740	86-3116385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

126 E. 56th St., 30th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 479-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	APMIU	The Nasdaq Stock Market LLC
Shares of Class A common stock, par value $0.0001 per share	APMI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	APMIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 6, 2022, Mr. Jon Layman resigned as a member of the board of directors of AxonPrime Infrastructure Acquisition Corporation (the “Company”) and as Chief Financial Officer and Chief Operating Officer of the Company. Mr. Layman’s resignation arose from a change in his employment, and did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  As a result of his resignation, Mr. Layman has relinquished his role as a director for Securities and Exchange Commission reporting purposes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed as exhibits to this report.

Exhibit Number	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONPRIME INFRASTRUCTURE ACQUISITION CORPORATION

Date: July 12, 2022	By:	/s/ Dinakar Singh
	Name:	Dinakar Singh
	Title:	Chief Executive Officer